                                  EXHIBIT A


                      AGREEMENT REGARDING JOINT FILING


    The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited Partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the information required by Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.


Dated: December 22, 1999



            BIOTECHNOLOGY VALUE FUND, L.P.

            By:   BVF Partners L.P., its general partner

                  By:   BVF Inc., its general partner


                        By:  /s/ Mark N. Lampert
                             -------------------------
                             Mark N. Lampert
                             President


            BVF PARTNERS L.P.

            By:   BVF Inc., its general partner

                        By:  /s/ Mark N. Lampert
                             ------------------------
                             Mark N. Lampert
                             President


            BVF INC.

            By:  /s/ Mark N. Lampert
                 ------------------------
                 Mark N. Lampert
                 President